Exhibit 10.5

THE WESTERN UNION COMPANY

SEVERANCE/CHANGE IN CONTROL POLICY

(Executive Committee Level)

Amended and Restated Effective May 1, 2023

1. Purpose

This severance/change in control policy (the “Policy”) is maintained by The Western Union Company, a Delaware corporation (“Western Union”), to enable Western Union to offer a form of income protection to its Eligible Executives in the event their employment with the Company is involuntarily terminated other than for Cause or, in the event of a Change in Control, if their employment terminates involuntarily other than for Cause or by the Eligible Executive for Good Reason during the 24 months following the Change in Control.

This Policy shall constitute a “welfare plan” within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and shall be construed in a manner consistent with such intent.

2. Effective Date

This Policy was originally adopted as of September 29, 2006 (the "Effective Date"). The Policy was amended and restated effective May 1, 2023.

3. Definitions

Base Salary means the Eligible Executive’s current annualized rate of base cash compensation as paid on each regularly scheduled payday for the Eligible Executive's regular work schedule as of his or her Termination Date, including any before-tax contributions that are deducted for Company benefit plan purposes. Base Salary shall not include taxable or nontaxable fringe benefits or awards, vacation, performance awards, bonus, commission or other incentive pay, temporary stipends or any payments which are not made on each regular payday, regardless of how such payments may be characterized. Notwithstanding the foregoing, in the event the Eligible Executive’s Base Salary is reduced under circumstances entitling the Eligible Executive to terminate due to Good Reason, Base Salary shall be the annualized rate of base cash compensation in effect prior to the reduction in Base Salary giving rise to Good Reason.

Board means the Board of Directors of Western Union.

Cause means the willful and continued failure by an Eligible Executive to substantially perform the duties assigned by the Company (other than a failure resulting from Disability), the willful engagement by an Eligible Executive in conduct which is demonstrably injurious to the Company (monetarily or otherwise), any act of dishonesty, the commission of a felony, the continued failure by an Eligible Executive to meet performance standards, violation by an Eligible Executive of Company policy including the Code of Conduct, an Eligible Executive’s excessive absenteeism or a significant violation by an Eligible Executive of any statutory or common law duty of loyalty to the Company.

Change in Control means

(a)
the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 35% or more of either (i) the then outstanding shares of common stock of Western Union (the “Outstanding Common Stock”)

THE WESTERN UNION COMPANY

SEVERANCE/CHANGE IN CONTROL POLICY

(Executive Committee Level)

or (ii) the combined voting power of the then outstanding securities of Western Union entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from Western Union (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from Western Union); (B) any acquisition by Western Union; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Western Union or any corporation controlled by Western Union; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this definition; provided further, that for purposes of clause (B), if any Person (other than Western Union or any employee benefit plan (or related trust) sponsored or maintained by Western Union or any corporation controlled by Western Union) shall become the beneficial owner of 35% or more of the Outstanding Common Stock or 35% or more of the Outstanding Voting Securities by reason of an acquisition by Western Union, and such Person shall, after such acquisition by Western Union, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(b) during any 24-month period, the cessation of individuals who constitute the Board as of the date this Policy is adopted by the Committee (the “Incumbent Board”), to constitute at least a majority of such Incumbent Board; provided that any individual who becomes a director of Western Union subsequent to the date this Policy is adopted by the Committee whose election, or nomination for election by Western Union’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of Western Union as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(c) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Western Union (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns Western Union or all or substantially all of Western Union’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than Western Union; any employee benefit plan (or related trust) sponsored or maintained by Western Union or any corporation controlled by Western Union; the corporation resulting from such Corporate Transaction; or any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 35% or more of the Outstanding Common Stock or the

THE WESTERN UNION COMPANY

SEVERANCE/CHANGE IN CONTROL POLICY

(Executive Committee Level)

Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 35% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(d)
the consummation of a plan of complete liquidation or dissolution of Western Union.

Committee means the Compensation and Benefits Committee of the Board or its delegate or successor.

Company means Western Union, including any of its 50% or more owned or controlled subsidiaries or any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise, including, without limitation, any successor due to a Change in Control) to substantially all of the business or assets of Western Union, except that for purposes of Section 16, the definition of Change in Control, and other provisions where the context so requires, Company means Western Union or any such successor.

Disability means the inability of the Eligible Executive to substantially perform such Eligible Executive’s duties and responsibilities due to a physical or mental condition (i) that would entitle such Eligible Executive to benefits under the Company’s long-term disability plan under which he or she is covered or, if the Committee deems it relevant, any disability rights provided as a matter of local law or (ii) if such Eligible Executive is not eligible for long-term disability benefits under any plan sponsored by the Company, that would, as determined by the Committee, entitle such Eligible Executive to benefits under the Company’s long-term disability plan if the Eligible Executive were eligible therefor.

Eligible Executive means an individual who is 1) designated by Western Union as an insider for purposes of Section 16 of the Exchange Act and who is the Chief Executive Officer of Western Union, 2) an officer of Western Union and who, as determined by the Company, reports directly to the Chief Executive Officer on the earlier of his or her Termination Date or the date of a Change in Control, or 3) selected by the Committee to participate in the Policy in its sole discretion.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Good Reason means any one or more of the following: (i) action by the Company resulting in a material diminution of the Eligible Executive’s titles or positions with the Company; (ii) a reduction in the Eligible Executive’s Base Salary or bonus opportunity; or (iii) action by the Company to require an increase of more than 50 miles in the Eligible Executive’s commute to the Eligible Executive’s current principal work location without the Eligible Executive’s consent. Within 30 days after the Eligible Executive becomes aware of one or more actions or inactions described in the preceding sentence, the Eligible Executive shall deliver written notice to the Company of the action(s) or inaction(s) (the “Good Reason Notice”). The Company shall have 30 days after the Good Reason Notice is delivered to cure the particular action(s) or inaction(s). If the Company so effects a cure, the Good Reason Notice will be deemed rescinded and of no further force and effect. If the action(s) or inaction(s) that led to the Good Reason Notice are not cured, termination will occur 30 days following the end of the cure period.

Severance Benefits means the benefits payable to an Eligible Executive pursuant to this Policy.

THE WESTERN UNION COMPANY

SEVERANCE/CHANGE IN CONTROL POLICY

(Executive Committee Level)

Severance Period means (a) with respect to Western Union’s Chief Executive Officer, the 18 consecutive month period commencing on the Chief Executive Officer’s Termination Date or, in the case of a separation from service for an eligible termination reason under Section 5(b), the 36 consecutive month period commencing on the Chief Executive Officer’s Termination Date, and (b) with respect to all other Eligible Executives, the 12 consecutive month period commencing on the Eligible Executive’s Termination Date if the Eligible Executive’s separation from service is for an eligible termination reason under Section 5(a), and the 24 consecutive month period commencing on the Eligible Executive’s Termination Date if the Eligible Executive’s separation from service is for an eligible termination reason under Section 5(b).

Termination Date means the date on which the Eligible Executive’s employment with the Company terminates for a reason set forth under Section 5.

4. Eligibility

All Eligible Executives are eligible to receive benefits according to the terms of this Policy upon the commencement of their employment, or if later, their designation as an Eligible Executive.

5. Eligible Termination Reasons

(a)
Prior to the occurrence of a Change in Control or more than 24 months following a Change in Control, action by the Company to involuntarily terminate the employment of an Eligible Executive with the Company, but not including a separation from service on account of death, Disability or for Cause.

(b)
On or after the occurrence of a Change in Control and during the 24-month period commencing on the date of the Change in Control, (i) action by the Company to involuntarily terminate the employment of an Eligible Executive with the Company, but not including a separation from service on account of death, Disability or for Cause or (ii) voluntary separation from service from the Company by an Eligible Executive for Good Reason.

An Eligible Executive shall not be entitled to any benefits under this Policy upon a separation from service for an eligible termination reason under this Section 5 if the Eligible Executive becomes employed by any subsidiary or affiliate of Western Union (as determined under Internal Revenue Code, as amended (“Code”), Section 414(b) or (c), but substituting a 50 percent ownership level for the 80 percent ownership level therein) immediately following his or her termination of employment from the Company by which the Eligible Executive is employed.

6. Non-Eligible Termination Reasons

A non-eligible termination reason is any reason for an Eligible Executive’s separation from service by or from the Company that is not an eligible termination reason described in Section 5.

7. Severance and Change in Control Benefits. The provisions of this Section 7 are subject, without limitation, to the provisions of Section 9 hereof.

THE WESTERN UNION COMPANY

SEVERANCE/CHANGE IN CONTROL POLICY

(Executive Committee Level)

(a) Post-Termination Payments. Subject to the remaining terms of this Policy (including, without limitation, Section 9), if an Eligible Executive’s employment with the Company is terminated after the Effective Date for any reason set forth in Section 5, the Company shall pay to the Eligible Executive the following amounts in accordance with Section 10:

(i) Severance Pay.

A.
Non-Change in Control.

If the Eligible Executive’s employment with the Company is terminated for an eligible termination reason described in Section 5(a), an amount equal to 1.5 in the case of Western Union’s Chief Executive Officer and 1.0 in the case of any other Eligible Executive multiplied by the Eligible Executive’s Base Salary for the year in which the Termination Date occurs.

Notwithstanding the foregoing, in the case of an Eligible Executive who, as of the Termination Date, has been employed by the Company for 6 months or less, the amount of severance pay otherwise payable under the foregoing provisions of this subsection shall be reduced to an amount equal to .5 multiplied by the Eligible Executive’s Base Salary.

B.
Change in Control.

If the Eligible Executive’s employment with the Company terminates for an eligible termination reason described in Section 5(b), an amount equal to 2 multiplied by the sum of (1) 100% of the Eligible Executive’s Base Salary and (2) the percentage of the Eligible Executive’s Base Salary established as the target bonus for the Eligible Executive under the Company’s Senior Executive Annual Incentive Plan (or the bonus plan then applicable to the Eligible Executive), for the year in which the Termination Date occurs. If an Eligible Executive’s target bonus for the year in which the Termination Date occurs has not been established at the time an amount is payable under this subsection 7(a)(i)(B), then such amount shall be calculated using the Eligible Executive’s annual target bonus for the immediately preceding year, or, if no such prior year target bonus exists with respect to the Eligible Executive, the prior year target bonus established for a similarly situated Eligible Executive, as determined by the Committee. (The reference to the Eligible Executive’s target bonus for the year in which the Termination Date occurs in this subsection 7(a)(i)(B) is solely for purposes of calculating the Eligible Executive’s severance pay, and shall not give the Executive any right to be paid an amount for the year in which the Termination Date occurs under the Company’s Senior Executive Annual Incentive Plan (or the bonus plan then applicable to the Eligible Executive)).

(ii) Prorated Bonus for Year of Termination. Subject to the Committee’s certification that the applicable performance goals for the year in which the Termination Date occurs have been achieved, a prorated amount equal to the product of (A) the bonus which could have been paid to the Eligible Executive under the Company’s Senior Executive Annual Incentive Plan (or the bonus plan then applicable to the Eligible Executive) for the year in which the Termination Date occurs based on actual corporate, regional, division,

THE WESTERN UNION COMPANY

SEVERANCE/CHANGE IN CONTROL POLICY

(Executive Committee Level)

business unit, and/or individual performance for such year, and (B) the ratio of the number of days the Eligible Executive was employed by the Company during such year up to and including the Termination Date to 365. Achievement of individual performance goals will be determined by the Committee in its sole and absolute discretion.

(b) Continued Benefits Coverage. If an Eligible Executive’s employment with the Company terminates for any reason set forth in Section 5, the Eligible Executive and his or her eligible dependents shall be given the opportunity to elect continued group health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”) with respect to all group health plans that are subject to COBRA in which the Eligible Executive and his or her dependents were participating immediately prior to such termination. The Company shall pay to the Eligible Executive, as an additional Severance Benefit, a lump sum payment equal to:

1)
$18,000 for the Chief Executive Officer if the Chief Executive Officer is enrolled in coverage for themselves plus one or more dependents under a Company-sponsored group medical or dental plan on the date of termination or $9,000 if the Chief Executive Officer is enrolled in employee-only coverage,
2)
$12,000 for all other Eligible Executives if they have been employed with Western Union for more than 6 months and are enrolled in coverage for themselves plus one or more dependents under a Company-sponsored group medical or dental plan on the date of termination or $6,000 if they are enrolled in employee-only coverage, or
3)
$6,000 for all other Eligible Executives if they have been employed with Western Union for 6 months or less and are enrolled in coverage for themselves plus one or more dependents under a Company-sponsored group medical or dental plan on the date of termination or $3,000 if they are enrolled in employee-only coverage, as determined by the Company in its sole discretion (the “Health Coverage Subsidy”). No Health Coverage Subsidy will be provided to an Eligible Executive who is not enrolled in a Company-sponsored group medical or dental plan on the date of termination. The Health Coverage Subsidy shall constitute taxable income to the Eligible Executive and shall be paid in a lump sum in accordance with Section 10.

An Eligible Executive shall not be entitled to receive any perquisites after the Termination Date. The Eligible Executive’s continued group health coverage under this subsection shall cease as of the date the Eligible Executive becomes eligible to receive such benefits under a subsequent employer’s benefit program, to the extent permitted under COBRA. Eligible Executives receiving Severance Benefits under this Policy are not eligible to continue contributions to the Company's qualified retirement plans or nonqualified deferred compensation programs.

(c) Long-Term Incentive Awards

(i)
Non-Change in Control.

Awards granted under The Western Union Company 2015 Long-Term Incentive Plan (or a successor plan) (the “LTIP”) to an individual who is an Eligible Executive on the date the award is granted will be prorated effective on the Eligible Executive’s Termination Date, if the Eligible Executive’s employment with the Company is terminated for an eligible termination reason described in Section 5(a). Such prorated award shall be

THE WESTERN UNION COMPANY

SEVERANCE/CHANGE IN CONTROL POLICY

(Executive Committee Level)

calculated on a grant-by-grant basis in accordance with the applicable award agreement. Awards granted prior to May 1, 2023, will remain subject to the terms of the Policy in effect at the time of grant.

(ii) Change in Control.

For awards granted under the LTIP to an individual who is an Eligible Executive on the date the award is granted, if the Eligible Executive’s employment with the Company terminates for an eligible termination reason described in Section 5(b) during the 24-month period commencing on the effective date of a Change in Control, then awards that are eligible to become fully vested and exercisable or payable contingent upon the Eligible Executive’s continued employment and the passage of time (whether or not the Company or the Eligible Executive have attained any specified performance goals) (“Time Vested Awards”) and that are held by the Eligible Executive (including but not limited to grants of nonqualified stock options, stock appreciation rights, restricted stock awards, and restricted stock unit awards), shall become fully vested and exercisable or payable effective on the Eligible Executive’s Termination Date, with the timing of such settlement or payment to be governed by the terms of the applicable award agreement. In the event this subsection applies, nonqualified stock options and stock appreciation rights granted to an Eligible Executive (while an Eligible Executive) shall be exercisable until the later of (1) the date specified in the applicable award agreement or (2) the end of the Eligible Executive’s Severance Period (or, if earlier, the expiration of the original term of the award) but not thereafter. Notwithstanding the foregoing, if, at the time of an Eligible Executive’s termination of employment, the Eligible Executive has satisfied the applicable age or age and service requirement for “Retirement” under the LTIP, all nonqualified stock options and stock appreciation rights which vested in accordance with this Section 7(c)(ii) shall be exercisable in accordance with their terms until the earlier of (A) the date which is two years after the Eligible Executive’s Termination Date or the end of the Eligible Executive’s Severance Period (if the award was granted while an Eligible Executive), whichever is later, or (B) the expiration of the original term of the award.

For awards granted under the LTIP to an individual who is an Eligible Executive on the date the award is granted, if the Eligible Executive’s employment with the Company terminates for an eligible termination reason described in Section 5(b) during the 24-month period commencing on the effective date of a Change in Control, then awards that are eligible to become fully vested and exercisable or payable contingent upon the attainment of specified performance goals) (“Performance Grants”) held by the Eligible Executive, shall become fully vested and exercisable or payable effective on the Eligible Executive’s Termination Date based on the greater of 1) actual performance results, as estimated and determined by the Committee in its sole discretion based on performance through the Termination Date, or 2) target performance as defined in the applicable award agreement, with the timing of such settlement or payment to be governed by the terms of the applicable award agreement.

(iii) Award Agreement. Notwithstanding anything in the Policy to the contrary, to the extent an award provides for more favorable treatment than the treatment specified in the Policy, the terms of the award agreement shall govern.

THE WESTERN UNION COMPANY

SEVERANCE/CHANGE IN CONTROL POLICY

(Executive Committee Level)

(d) Legal Fees. Effective for Termination Dates occurring on or after the date of a Change in Control, if after exhausting the administrative remedies provided for in Section 19 herein, an Eligible Executive commences litigation regarding a bona fide claim for damages or other relief arising as a result of a claim for benefits under the Policy, and as a result thereof, whether by judgment or settlement, becomes entitled to receive benefits in an amount greater than prior to such litigation, the Company shall reimburse the reasonable legal fees and related expenses that are incurred by the Eligible Executive in connection with such litigation. Any such reimbursement shall be paid as soon as practicable following the resolution of the litigation, and in no event later than March 15 of the calendar year following the calendar year in which the resolution of such litigation occurs.

8. Code Section 280G

(a) In the event it is determined that any payments or benefits provided by the Company to or on behalf of an Eligible Executive (any such payments or benefits being referred to in this Section as “Payments”) would be subject to the excise tax imposed by Code Section 4999, or any interest or penalties are incurred by the Eligible Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, collectively referred to herein as the “Excise Tax”), then the Payments to such an Eligible Executive shall be reduced to an amount which is one dollar less than the smallest amount that would give rise to any Excise Tax, if such reduction would provide the Eligible Executive a greater net after-tax amount (after taking into account federal, state, local and social security taxes). Any reduction will occur in the following order: (i) reduction of cash payments; (ii) cancellation of accelerated vesting of equity awards; and (iii) reduction of other employee benefits. If reduction in cash payments or acceleration of vesting of compensation from an Eligible Executive’s equity awards is to be reduced, (i) in the case of cash, such reduction in cash payments shall be made in reverse chronological order, with earliest payment reduced first and (ii) in the case of equity, such acceleration of vesting shall be cancelled in the reverse order of the date of grant.

(b) All determinations required to be made under this Section shall be made by the independent registered public accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control (the “Accounting Firm”). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint another nationally recognized independent registered public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). The Accounting Firm shall provide its calculations, together with detailed supporting documentation, to the Company and the Eligible Executive within fifteen (15) calendar days after the date on which the Eligible Executive’s right to Payment is triggered (if requested at that time by the Company or the Eligible Executive) or such other time as agreed between the Company and the Eligible Executive. All fees and expenses of the Accounting Firm shall be borne solely by the Company. If the Accounting Firm determines that no Excise Tax is payable by the Eligible Executive, it shall furnish the Eligible Executive with a written opinion that no Excise Tax will be imposed. Any good faith determination by the Accounting Firm shall be binding upon the Company and the Eligible Executive.

9. Requirement of Release and Restrictive Covenant

THE WESTERN UNION COMPANY

SEVERANCE/CHANGE IN CONTROL POLICY

(Executive Committee Level)

The provision of Severance Benefits under this Policy is conditioned upon the Eligible Executive timely signing an Agreement and Release (in a form satisfactory to the Company) which will include restrictive covenants and a comprehensive release of all claims. In this Agreement and Release, the Eligible Executive will be asked to release the Company and its directors, officers, employees and agents from any and all claims the Eligible Executive may have against them, including but not limited to any contract, tort, or wage and hour claims, and any claims under Title VII, the ADEA, the ADA, ERISA, and other federal, state, local or foreign laws. Under the Agreement and Release, the Eligible Executive must also agree not to solicit business similar to any business offered by the Company from any Company customer, not to advise any entity to cancel or limit its business with the Company, not to recruit, solicit, or encourage any employee to leave their employment with the Company, not to perform the same or substantially the same functions or job duties that the Eligible Executive performed for the Company for any business enterprise engaging in activities that compete with the business activities of the Company, not to disclose any of Company’s trade secrets or confidential information, and not to disparage the Company or its employees in any way, to the extent permitted by applicable law. These obligations are in addition to any other non-solicitation, noncompete, nondisclosure, or confidentiality agreements the Eligible Executive may have executed while employed by Company.

Nothing contained in the Agreement and Release or the Company’s other agreements with the Eligible Executive are intended to limit Eligible Executive’s ability to (i) report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, Congress, any Inspector General, or any other federal, state or local governmental agency or commission (“Government Agencies”), (ii) communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company or (iii) under applicable United States federal law to (A) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (B) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

No Severance Benefits will commence under this Policy prior to the eighth day following the date on which the Company has received the Eligible Executive's fully executed Agreement and Release.

10. Method of Payment of Severance Benefits Under Sections 7(a) and 7(b)

(a) Severance Benefits payable hereunder to an Eligible Executive pursuant to Section 7(a) of this Policy on account of a separation from service for an eligible termination reason under Section 5 shall be paid in a lump sum within 30 days following the date on which this Agreement and Release has been executed and is fully effective and nonrevocable (but in any event no later than 60 days following the Termination Date). The bonus for the year in which the Termination Date occurs payable hereunder to an Eligible Executive pursuant to Section 7(a)(ii) of this Policy on account of a separation from service for an eligible termination reason under Section 5 shall be paid to the Eligible Executive in a lump sum cash payment at the same time as bonus payments for such year are paid to other executives under the Company’s Senior Executive Annual Incentive Plan (or other bonus plan applicable to the Eligible Executive for such year) (but in any event no later than March 15th immediately following the performance year). The cash payment

THE WESTERN UNION COMPANY

SEVERANCE/CHANGE IN CONTROL POLICY

(Executive Committee Level)

referenced in Section 7(b) of this Policy shall be made in a lump sum within 30 days following the date on which this Agreement and Release has been executed and is fully effective and nonrevocable (but in any event no later than 60 days following the Termination Date).

(b) If an Eligible Executive dies after becoming eligible for Severance Benefits but prior to executing an Agreement and Release, his or her estate or representative may not execute an Agreement and Release and no Severance Benefits will be paid under this Policy. All payments will be net of amounts withheld with respect to taxes, offsets, or other obligations.

(c)
Coordination with Other Plans. If the amounts paid under this Policy are viewed as a substitute for other severance payments and benefits that constitute nonqualified deferred compensation under Code Section 409A, then such other agreement governing the other severance payments and benefits shall control the timing and form of payment of the benefits provided under this Policy to the extent required to comply with Code Section 409A.

11. Offsets

(a) Non-duplication of Benefits. The Company may, in its discretion and to the extent permitted under applicable law, offset against the Eligible Executive’s Severance Benefits under this Policy any other severance, termination, end of service gratuity, compensation for non-competition commitments (whether paid during the term of employment or post-termination), or similar benefits or amounts payable to the Eligible Executive by the Company, including, but not limited to any amounts paid under any offer letter, employment agreement or other individual contractual arrangement, amounts paid pursuant to federal, state, or local workers’ notification or office closing requirements, or statutory severance benefits or payments made on account of any notice period (including but not limited to payments made in lieu of notice or for periods during which the Eligible Executive is released from further duties) as provided under any offer letter, employment agreement or other individual contractual arrangement or pursuant to the law of any country or political subdivision thereof.

(b) Offsets and Property. Subject to Code Section 409A, the Company also may, in its discretion and to the extent permitted under applicable law, offset against the Eligible Executive's Severance Benefits under this Policy the value of unreturned property and any amounts the Eligible Executive owes to the Company. The entire amount of any offset taken pursuant to this Section 11(b) shall not exceed $5,000 in any taxable year, and the offset shall be taken at the same time and in the same amount as such amount would have been otherwise due from the Eligible Executive.

(c) Overpayment. The Company may recover any overpayment of Severance Benefits made to an Eligible Executive or an Eligible Executive's estate under this Policy or, to the extent permitted by applicable law, offset any other overpayment made to the Eligible Executive against any Severance Benefits or other amount the Company owes the Eligible Executive or the Eligible Executive's estate.

12. Outplacement

The Company shall pay on behalf of an Eligible Executive who is eligible for Severance Benefits under the Policy all reasonable fees and costs charged by an outplacement firm selected by the Company to

THE WESTERN UNION COMPANY

SEVERANCE/CHANGE IN CONTROL POLICY

(Executive Committee Level)

provide outplacement services. The scope of any outplacement services will be determined in the sole discretion of the Company. Under no circumstances shall any Eligible Executive be eligible to receive a cash payment or any other benefit in lieu of outplacement services.

Any outplacement services provided under this Section 12 must be provided to the Eligible Employee no later than December 31 of the second calendar year following the calendar year in which the Termination Date occurs.

13. Re-employment and Other Employment

In the event an Eligible Executive is re-employed by the Company prior to the commencement of or within the Severance Period, or otherwise performs services for the Company in any capacity during the Severance Period (including, without limitation, as an employee or contractor of any enterprise which provides any services to the Company, but excluding individuals who are not performing services for the Company on a substantially-full time basis or who are also providing services to entities that are not related to The Western Union Company or its subsidiaries or affiliates, in either case as determined by the Employee Benefits Committee of The Western Union Company in its sole discretion and documented in writing), the payment of any Severance Benefits payable with respect to the prior termination immediately will cease and such Severance Benefits shall no longer be payable under this Policy. In addition, the Eligible Executive will be required to repay to the Company a prorated amount of the Severance Pay (as set forth in Section 7 above) received by the Eligible Executive prior to such rehire or other commencement of services. Such repayment of Severance Pay is a condition of, and must be made prior to, any such rehire or commencement of services. The prorated amount to be paid will be based upon the period between the effective date of the Eligible Executive’s rehire (or other commencement of services) and the end of the Eligible Executive’s Severance Period, as calculated by the Company in its sole discretion.

14. Funding

This Policy is not funded, and payment of benefits hereunder shall be made solely from the general assets of the Company. An Eligible Executive entitled to benefits hereunder shall have only the rights of a general creditor of the Company.

15. Administration

This Policy shall be administered by the Committee, which as the Named Fiduciary shall have the absolute discretion and exclusive right to interpret, construe and administer the Policy and to make final determinations on all questions arising under the Policy, including but not limited to questions concerning eligibility for, the amount of and receipt of Policy benefits. All decisions of the Committee will be conclusive, final and binding upon the parties. Notwithstanding the foregoing, upon the occurrence of a Change in Control, determinations of the Committee hereunder shall be subject to de novo judicial review.

16. Amendment or Termination of the Policy

Western Union reserves the right to amend or terminate this Policy at any time in its sole discretion, provided, however, that during the period commencing upon the earliest of (a) the signing of a definitive agreement that, if consummated, would result in a Change in Control, or (b) the filing of a tender offer with the Securities and Exchange Commission that, if accepted, would result in a Change in Control (each,

THE WESTERN UNION COMPANY

SEVERANCE/CHANGE IN CONTROL POLICY

(Executive Committee Level)

a "Triggering Event") and ending upon the earlier of (x) the date on which the Committee in its sole discretion determines that the Triggering Event will not actually result in a Change in Control, or (y) the 36-month anniversary of the Change in Control, the Company shall not amend or terminate this Policy as it applies to an Eligible Executive without the consent of such affected Eligible Executive. Notwithstanding the foregoing, this Policy may be amended at any time, without the consent of any Eligible Executive, as necessary or desirable to comply with the requirements, or avoid the application, of Code Section 409A.

17. Section 409A

Notwithstanding any provision of this Policy, the Policy will be construed, administered or deemed amended as necessary to comply with the requirements of Code Section 409A to avoid taxation under Code Section 409A(a)(1) to the extent subject to Code Section 409A. The Committee, in its sole discretion shall determine the requirements of Code Section 409A applicable to the Policy and shall interpret the terms of the Policy consistently therewith. Under no circumstances, however, shall the Company or any affiliate or any of its or their employees, officers, directors, service providers or agents have any liability to any person for any taxes, penalties or interest due on amounts paid or payable under the Policy, including any taxes, penalties or interest imposed under Code Section 409A. The payments to Eligible Executives pursuant to this Policy are also intended to be exempt from Code Section 409A to the maximum extent possible, first, to the extent such payments are scheduled to be paid and are in fact paid during the short-term deferral period, as short-term deferrals pursuant to Treasury regulation §1.409A-1(b)(4), and then under the separation pay exemption pursuant to Treasury regulation §1.409A-1(b)(9)(iii), and for this purpose each payment shall be considered a separate payment such that the determination of whether a payment qualifies as a short-term deferral shall be made without regard to whether other payments so qualify and the determination of whether a payment qualifies under the separation pay exemption shall be made without regard to any payments which qualify as short-term deferrals. To the extent any amounts under this Policy are payable by reference to an Eligible Executive’s “termination of employment,” such term shall be deemed to refer to the Eligible Executive’s “separation from service,” within the meaning of Code Section 409A. Notwithstanding any other provision in this Policy, if an Eligible Executive is a “specified employee,” as defined in Code Section 409A, as of the date of the Eligible Executive’s separation from service, then to the extent any amount payable under this Policy (i) constitutes the payment of nonqualified deferred compensation, within the meaning of Code Section 409A, (ii) is payable upon the Eligible Executive’s separation from service and (iii) under the terms of this Policy would be payable prior to the 6-month anniversary of the Eligible Executive’s separation from service, such payment shall be delayed until the earlier to occur of (a) the 6-month anniversary of the separation from service or (b) the date of the Eligible Executive’s death. Further, to the extent the amounts payable under this Policy constitute the payment of nonqualified deferred compensation, within the meaning of Code Section 409A and the period to consider the Agreement and Release spans two separate taxable years, any payments required to be made to the Eligible Executive which are conditioned on the timely execution of the Agreement and Release shall be made in the later taxable year.

18. Miscellaneous

No Eligible Executive shall vest in any entitlement to or eligibility for benefits under this Policy until he or she has satisfied all requirements for eligibility and the conditions required to receive the benefits specified in this Policy have been satisfied. No interest shall accrue on any benefit to which an Eligible Executive may be entitled under this Policy. No benefits hereunder, whether or not in pay status, shall be

THE WESTERN UNION COMPANY

SEVERANCE/CHANGE IN CONTROL POLICY

(Executive Committee Level)

subject to any pledge or assignment, and no creditor may attach or garnish any Eligible Executive’s Policy benefits. This Policy does not create any contract of employment or right to employment for any period of time. Employment with the Company is at-will, and may be terminated by either the Company or the Eligible Executive at any time for any reason.

19. Review Procedure

Executives eligible to receive benefits under this Policy will be notified of such eligibility as soon as administratively practicable after the event occurs which gives rise to the provision of Policy benefits. If an executive who believes he or she is eligible to receive Policy benefits does not receive such notice or disagrees with the amount of benefits set forth in such notice, or if an executive is informed that he or she is not eligible for benefits under this Policy, the executive (or his or her legal representative) may file a written claim for benefits with the Company's senior human resources executive or such other officer or body designated by the Committee for this purpose. The written claim must include the facts supporting the claim, the amount claimed, and the executive’s name and mailing address.

If the claim is denied in part or in full, the Company's senior human resources executive (or other designated officer or body) will notify the executive by mail no later than 90 days after receipt of the written claim. If special circumstances require an extension of time for processing the claim, the executive will be notified in writing before the end of the initial 90-day period. If the claim is denied, the notice of denial will state the specific reasons for the denial, the provisions of the Policy on which the denial is based, a description of any additional information or material required by the Committee to consider the claim (if applicable), as well as an explanation as to why such information or material is necessary, an explanation of the Policy’s review procedures and the time limits applicable to such procedures, as well as a statement of the executive’s right to bring a civil action under ERISA Section 502(a) in the event of an adverse determination upon review.

An executive (or his or her legal representative) may appeal a denial by filing a written appeal with the Committee. The written appeal must be received no later than 60 days after the executive or legal representative received the notice of denial. During the same 60-day period, the executive or legal representative may have reasonable access to relevant documents, records, or other information and may submit written comments and supporting documents, records and other materials to the Committee. A document, record, or other information shall be considered relevant to the claim if such document, record, or other information (i) was relied upon in making the benefit determination, (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination, or (iii) demonstrates compliance with the administrative processes and safeguards designed to ensure and verify that benefit claim determinations are made in accordance with the Policy and that, where appropriate, the Policy provisions have been applied consistently with respect to similarly situated executives or designated beneficiaries.

The Committee will review the appeal and notify the executive or legal representative by mail of its final decision within 60 days. If special circumstances require and extension of time for processing the claim, the executive will be notified in writing before the end of the initial 60-day period. If the claim is denied, the notice of denial will state the reason for the denial, references to the specific Sections of the Policy on which the denial is based, a statement that the executive may receive, upon request and free of charge, copies of all documents and information relevant to the appeal, a description of the Policy’s claims and

THE WESTERN UNION COMPANY

SEVERANCE/CHANGE IN CONTROL POLICY

(Executive Committee Level)

appeals procedures, and a statement of the executive’s right to bring an action under Section 502 of ERISA.

20. Time Limits on Starting Lawsuits.

No Eligible Executive or Eligible Executive’s legal representative may file or commence any lawsuit or legal action to obtain any benefit under this Policy, without first having complied with and exhausted all levels of appeal required by this Policy, and in any event no more than 180 days after the final appeal is denied by the Committee or the Committee’s delegate(s). Failure to follow the claim procedures of this Policy, including timeframes and exhaustion of administrative remedies, shall result in a loss of benefits, if otherwise available.

THE WESTERN UNION COMPANY

SEVERANCE/CHANGE IN CONTROL POLICY

(Executive Committee Level)

Rights Under the Employee Retirement Income Security Act (ERISA)

As a participant in the Policy, an Eligible Executive is entitled to certain rights and protections under ERISA which provides that all Policy participants shall be entitled to:

Receive Information About The Policy And Benefits

The executive may examine, without charge, at the Policy administrator’s office and at other specified locations such as worksites, all documents governing the policy and a copy of the latest annual report (Form 5500 Series) filed with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

The executive may obtain, upon written request to the Policy administrator, copies of documents governing the operation of the Policy including copies of the latest annual report (Form 5500 Series). The Policy administrator may make a reasonable charge for the copies.

The executive may receive a summary of the Policy’s annual financial report. The Policy administrator is required by law to furnish each participant with a copy of this summary annual report.

Prudent Actions by Policy Fiduciaries

In addition to creating rights for Policy participants, ERISA imposes duties upon the people who are responsible for the operation of the Policy. The people who operate the Policy, called "fiduciaries" of the Policy, have a duty to do so prudently and in the interest of the Policy participants and beneficiaries. No one, including an executive’s employer or any other person, may fire an executive or otherwise discriminate against an executive in any way to prevent such executive from obtaining a welfare benefit or exercising his or her rights under ERISA.

Enforcement of Rights

If an executive’s claim for benefits is denied or ignored, in whole or in part, the executive has a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps that can be taken to enforce the above rights. For example, if an executive requests a copy of Policy documents or the latest annual report from the Policy and does not receive them within 30 days, the executive may file suit in a Federal court. In such a case, the court may require the Policy administrator to provide the materials, and pay the executive up to $110 a day until the executive receives the materials, unless the materials were not sent because of reasons beyond the control of the Policy administrator. If an executive has a claim for benefits which is denied or ignored, in whole or in part, he or she may file suit in a state or Federal Court. If it should happen that the fiduciaries misuse Policy money, or if an executive is discriminated against for asserting his or her rights, the executive may seek assistance from the U.S. Department of Labor, or may file a suit in a Federal court. The court will decide who should pay court costs and legal fees. If the executive is successful the court may order the person the executive has sued to pay these costs and fees. If the executive loses, the court may order the executive to pay these costs and fees, for example, if it finds the executive’s claim is frivolous.

Assistance With Questions

THE WESTERN UNION COMPANY

SEVERANCE/CHANGE IN CONTROL POLICY

(Executive Committee Level)

An executive who has questions about the Policy should contact the Policy administrator. If an executive has any questions about this statement or about his or her rights under ERISA, or if the executive needs assistance in obtaining documents from the Policy administrator, he or she should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in a telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, NW, Washington, D.C. 20210. The executive may also obtain certain publications about his or her rights and responsibilities under ERISA by calling the publication’s hotline of the Employee Benefits Security Administration.

ADDITIONAL INFORMATION

The details on the following chart are provided for the Eligible Executive’s information and possible use.

Name of Policy Type of Policy Policy Year:

The Western Union Company Severance/

Change in Control Policy Welfare 1/1 - 12/31

(Executive Committee Level)

Type of Policy Administration

Self-Administered

Policy Sponsor

The Western Union Company

7001 E. Belleview Avenue

Denver, CO 80237

Policy Administrator

Compensation and Benefits Committee of the Board of Directors

c/o The Western Union Company

Office of the General Counsel

7001 E. Belleview Avenue

Denver, CO 80237

Agent for Service of Legal Process

The Western Union Company

Office of the General Counsel

7001 E. Belleview Avenue

Denver, CO 80237

In addition, service of legal process may be made upon the Policy administrator.

Identification Number (Policy Sponsor)

THE WESTERN UNION COMPANY

SEVERANCE/CHANGE IN CONTROL POLICY

(Executive Committee Level)

20-4531180

Identification Number (Policy)

506

THIS DESCRIPTION OF THE WESTERN UNION COMPANY SEVERANCE/CHANGE IN CONTROL POLICY FOR EXECUTIVE COMMITTEE-LEVEL PARTICIPANTS SERVES AS THE OFFICIAL POLICY DOCUMENT AND AS THE LEGAL SUMMARY PLAN DESCRIPTION.